Ohr Pharmaceutical, Inc. 10-K/A

Exhibit 31.1

Certification of Chief Executive Officer
Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002

I, Jason Slakter, certify that:

1.	I have reviewed this report on Form 10-K of Ohr Pharmaceutical, Inc; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 7, 2016

/s/ Jason Slakter
Jason Slakter
Chief Executive Officer (Principal Executive Officer)